SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                            U.S. Home & Garden, Inc.
             (Exact name of registrant as specified in its charter)


        Delaware                                                  77-0262908
(State of incorporation or                                    (I.R.S. Employer
      organization)                                          Identification No.)


  655 Montgomery Street
   San Francisco, Ca                                                94111
 (Address of principal                                           (Zip Code)
  executive offices)


         Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                          Name of each exchange on which
to be so registered                          each class is to be registered
-------------------                          ------------------------------

                                      None


        Securities to be registered pursuant to Section 12(g) of the Act:

                         Preferred Share Purchase Rights

Item 1.           Description of Registrant's Securities to be
                  Registered.

     Information with respect to the Preferred Share Purchase Rights is incorporated herein by reference to the Form 8-K filed by the Registrant under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on , 1998.

Item 2.           Exhibits.

Exhibit No.                               Description
-----------                               -----------

1 Rights Agreement, dated as of October 1, 1998 between Registrant and Continental Stock
                         Transfer & Trust Company, Inc.*


----------
* Filed as an exhibit to Registrant's Form 8-K for the event dated October 1, 1998 filed with the Securities and Exchange Commission and incorporated herein by reference.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     U.S HOME & GARDEN, INC.
                                                 (Registrant)



                                     By:  /S/ ROBERT KASSEL
                                         --------------------------------
                                         Name:   Robert Kassel
                                         Title:  Chief Executive
                                                 Officer and President

                                         Dated:                , 1999